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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                          ----------------------------


                                    FORM 8-K


                          -----------------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 11, 2000


                                  PULITZER INC.
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             (Exact name of registrant as specified in its charter)


       Delaware                     1-9329                  431819711
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(State or other jurisdiction      (Commission            (IRS Employer
   of incorporation)              File Number)         Identification No.)



900 North Tucker Boulevard, St. Louis, Missouri                     63101
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code: (314) 340-8000
                                                    --------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On January 11, 2000, pursuant to the terms of the Asset Purchase Agreement, dated as of October 4, 1999, by and between Pulitzer Inc. ("Pulitzer") and The Chronicle Publishing Company ("Chronicle"), Pulitzer completed its acquisition of substantially all the assets of The Pantagraph, a daily and Sunday newspaper that serves the central Illinois cities of Bloomington and Normal, and a group of seven community newspapers known as the Illinois Valley Press, from Chronicle for a purchase price of $180 million, subject to a post-closing working capital adjustment. The purchase price was based on negotiations between Pulitzer and Chronicle. Pulitzer paid for the acquisition from its cash reserves.

         In connection with the completion of the acquisition, the Registrant issued the press release filed herewith as Exhibit 99.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


         (c)      EXHIBITS

                  99      Press release, dated January 11, 2000.






                All other Items of this report are inapplicable.





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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     PULITZER INC.


Date: January 24, 2000               By:/s/ RONALD H. RIDGWAY
                                        --------------------------------
                                        Name:  Ronald H. Ridgway
                                        Title: Senior Vice President-Finance









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                                  EXHIBIT INDEX


                99    Press release, dated January 11, 2000.